Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                      State of Incorporation
----------------------------------------------            ----------------------

Technology Service Group, Inc.                            Delaware
Elcotel Direct, Inc.                                      Delaware
Public Communication - I Corporation                      Delaware
International Service Technologies, Inc. (a
  subsidiary of Technology Service Group, Inc.)           Delaware